Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

PRA Health Sciences, Inc.

Raleigh, North Carolina

We hereby consent to the use in the Prospectus constituting a part of the PRA Health Sciences, Inc. Registration Statement of our report dated May 16, 2013 relating to the consolidated financial statements of Clinstar, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, California

September 8, 2014